EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Media Contacts:
Marina H. Norville, marina.h.norville@aexp.com, +1.212.640.2832
Mike O’Neill, mike.o’neill@aexp.com, +1.212.640.5951

Investors/Analysts Contacts:
Ken Paukowits, ken.f.paukowits@aexp.com, +1.212.640.6348
Rick Petrino, richard.petrino@aexp.com, +1.212.640.5574

AMERICAN EXPRESS REPORTS FIRST QUARTER EPS OF $1.15, UP 7% FROM A YEAR AGO
REVENUES AND CARDMEMBER SPENDING RISE, CREDIT QUALITY REMAINS EXCELLENT

(Millions, except per share amounts)

	Quarters Ended March 31,		Percentage Inc/(Dec)
	2013	2012
Total Revenues Net of Interest Expense	$7,881	$7,587	4%
Net Income	$1,280	$1,256	2%
Earnings Per Common Share – Diluted
Net Income Attributable to Common Shareholders1	$1.15	$1.07	7%
Average Diluted Common Shares Outstanding	1,106	1,166	(5	) %
Return on Average Equity	23.2%	27.1%

New York – April 17, 2013 - American Express Company (NYSE: AXP) today reported first-quarter net income of $1.3 billion, up 2 percent from a year ago. Diluted earnings per share was $1.15, up 7 percent from $1.07 a year ago.

Consolidated total revenues net of interest expense were $7.9 billion, up 4 percent from $7.6 billion a year ago. The increase reflected strong cardmember spending as well as higher net interest income and annual cardmember fees.

Adjusted for foreign currency translations, total revenues net of interest expense rose 5 percent from a year ago.2

Consolidated provisions for losses totaled $497 million, up 21 percent from $412 million a year ago. The increase reflected a larger lending reserve release a year ago, partially offset by lower net write-offs in the current quarter. Credit indicators continued to be at historically strong levels.

Consolidated expenses totaled $5.5 billion, up 1 percent from $5.4 billion a year ago. The slight increase from a year ago reflects continued investments in the business along with ongoing efforts to contain operating expenses.3  Adjusted for foreign currency translations, consolidated total expenses rose 2 percent from a year ago.2

The effective tax rate was 33 percent, up from 29 percent a year ago, reflecting the realization of certain foreign tax credits last year.

The company's return on average equity (ROE) was 23.2 percent, down from 27.1 percent a year ago.

“We are off to a strong start in 2013, thanks to our ability to grow revenue in a slow growth economy, control expenses and maintain a strong balance sheet,” said Kenneth I. Chenault, chairman and chief executive officer. “Cardmember spending grew 6 percent (7 percent adjusted for foreign currency translations) and we saw a modest increase in loans outstanding. Revenue from annual cardmember fees was also up from a year ago, reflecting the value our customers see in their relationship with American Express. Credit indicators continued to be excellent.

“We made good headway throughout the business and continue to see very encouraging customer response to initiatives like our reloadable prepaid products and loyalty marketing initiatives that are expanding our footprint into newer segments of the market.

“Progress on cost control initiatives allowed us to continue to make investments to grow the business, while holding operating expenses well within our target of less than 3 percent annual growth for the next two years. A lean operating structure is a critical advantage for any business, and the flexibility it gives us to allocate resources toward growth initiatives keeps us in a good position to deliver results for our shareholders.

“Capital strength is also a critical advantage in uncertain times, and the advantages of our spend-centric business model were again underscored by results of the Federal Reserve’s annual stress test. Our performance was among the best in the hypothetical severe stress scenario and as a result, we plan to increase our dividend to 23 cents per share next quarter, a 15 percent increase for shareholders.  We are also moving ahead with plans to repurchase common shares that would return up to $3.2 billion to shareholders during the remainder of this year and up to an additional $1.0 billion in the first quarter of 2014.”

Segment Results

U.S. Card Services reported first-quarter net income of $804 million, up 7 percent from $752 million a year ago.

Total revenues net of interest expense increased 5 percent to $4.1 billion from $3.9 billion a year ago. The increase was driven by an 8 percent increase in cardmember spending and higher net interest income.

Provisions for losses totaled $338 million, up 12 percent from $301 million a year ago. The increase primarily reflected a larger lending reserve release a year ago, partially offset by lower net write-offs in the current quarter.

Total expenses increased 3 percent to $2.5 billion from $2.4 billion a year ago. Marketing, promotion, rewards and cardmember services expenses increased 5 percent from a year ago. Salaries and employee benefits and other operating expenses were unchanged from a year ago.

The effective tax rate was 37 percent compared to 36 percent a year ago.

International Card Services reported first-quarter net income of $178 million, down 10 percent from $197 million a year ago.

Total revenues net of interest expense were $1.3 billion, up 1 percent from a year ago, reflecting higher cardmember spending and growth in annual cardmember fees. Adjusted for foreign currency translations, revenues net of interest expense rose 4 percent from a year ago.2

Provisions for losses totaled $95 million, up 76 percent from $54 million a year ago. The increase primarily reflected larger reserve releases a year ago.

Total expenses were $1.0 billion, down 2 percent from a year ago. Adjusted for foreign currency translations, expenses rose 1 percent from a year ago.2

The effective tax rate was 8 percent compared to (1) percent a year ago, reflecting the realization of certain foreign tax credits last year.

Global Commercial Services reported first-quarter net income of $191 million, up 8 percent from $177 million a year ago.

Total revenues net of interest expense were $1.2 billion, up 1 percent from a year ago, reflecting increased spending by corporate cardmembers, partially offset by lower travel commissions and fees. Foreign currency translations did not result in a material change to revenues this quarter.

Total expenses decreased 4 percent to $843 million from $878 million a year ago. The decline primarily reflected lower salaries and employee benefits and other operating expenses. Adjusted for foreign currency translations, expenses decreased 3 percent from a year ago.2

The effective tax rate was 33 percent compared to 27 percent a year ago, reflecting the realization of certain foreign tax credits last year.

Global Network & Merchant Services reported first quarter net income of $373 million, up 4 percent from $357 million a year ago.

Total revenues net of interest expense increased 4 percent to $1.3 billion from $1.2 billion a year ago.  The increase reflected higher merchant-related revenues driven by global cardmember spending, as well as an increase in revenues from Global Network Services’ bank partners. Adjusted for foreign currency translations, revenues net of interest expense rose 6 percent from a year ago.2

Total expenses increased 1 percent to $701 million from $691 million a year ago. Adjusted for foreign currency translations, expenses rose 2 percent from a year ago.2

The effective tax rate was 36 percent, compared to 34 percent a year ago.

Corporate and Other reported first-quarter net loss of $266 million compared with net loss of $227 million a year ago.

About American Express
American Express is a global services company, providing customers with access to products, insights and experiences that enrich lives and build business success. Learn more at americanexpress.com and connect with us on facebook.com/americanexpress, foursquare.com/americanexpress, linkedin.com/companies/american-express, twitter.com/americanexpress, and youtube.com/americanexpress.

Key links to products and services: charge and credit cards, business credit cards, travel services, gift cards, prepaid cards, merchant services, business travel, and corporate card.

The 2013 First Quarter Earnings Supplement will be available today on the American Express web site at http://ir.americanexpress.com. An investor conference call will be held at 5:00 p.m. (ET) today to discuss first-quarter earnings results. Live audio and presentation slides for the investor conference call will be available to the general public at the same web site.  A replay of the conference call will be available later today at the same web site address.

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the company's expected business and financial performance and are subject to risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements due to a variety of factors, including those contained in the company's Annual Report on Form 10-K for the year ended December 31, 2012, and the company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update or revise any forward-looking statements.

1 Represents net income, less earnings allocated to participating share awards of $11 million and $14 million for the three months ended March 31, 2013 and 2012, respectively.

2 As reported in this release, FX adjusted information, which constitute non-GAAP financial measures, assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for the three months ended March 31, 2013 apply to the period(s) against which such results are being compared). The company believes the presentation of information on an F/X adjusted basis is helpful to investors by making it easier to compare the company’s performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.

3 Operating expenses represent salaries and employee benefits, professional services, occupancy and equipment, communications and other expenses.

All information in the following tables is presented on a basis prepared in accordance with U.S. generally accepted accounting principles (GAAP), unless otherwise indicated.  Certain reclassifications of prior period amounts have been made to conform to the current period presentation.

(Preliminary)

American Express Company
Consolidated Statements of Income

(Millions)

	Quarters Ended March 31,		Percentage
	2013	2012	Inc/(Dec)

Revenues
Non-interest revenues
Discount revenue	$4,438	$4,257	4%
Net card fees	653	610	7
Travel commissions and fees	437	451	(3)
Other commissions and fees	573	583	(2)
Other	537	553	(3)
Total non-interest revenues	6,638	6,454	3
Interest income
Interest on loans	1,683	1,611	4
Interest and dividends on investment securities	53	66	(20)
Deposits with banks and other	26	30	(13)
Total interest income	1,762	1,707	3
Interest expense
Deposits	114	129	(12)
Long-term debt and other	405	445	(9)
Total interest expense	519	574	(10)
Net interest income	1,243	1,133	10
Total revenues net of interest expense	7,881	7,587	4
Provisions for losses
Charge card	195	178	10
Cardmember loans	275	212	30
Other	27	22	23
Total provisions for losses	497	412	21
Total revenues net of interest expense after provisions for losses	7,384	7,175	3

Expenses
Marketing and promotion	621	631	(2)
Cardmember rewards	1,520	1,467	4
Cardmember services	189	194	(3)
Salaries and employee benefits	1,615	1,635	(1)
Professional services	716	691	4
Occupancy and equipment	472	438	8
Communications	96	96	-
Other, net	246	250	(2)
Total	5,475	5,402	1
Pretax income	1,909	1,773	8
Income tax provision	629	517	22
Net income	$1,280	$1,256	2
Net income attributable to common shareholders (A)	$1,269	$1,242	2
Effective tax rate	32.9%	29.2%

(A) Represents net income, less earnings allocated to participating share awards of $11 million and $14 million for the three months ended March 31, 2013 and 2012, respectively.

(Preliminary)

American Express Company
Condensed Consolidated Balance Sheets

(Billions)

	March 31, 2013	December 31, 2012

Assets
Cash & cash equivalents	$28	$22
Accounts receivable	46	46
Investment securities	6	6
Loans	61	64
Other assets	16	15
Total assets	$157	$153

Liabilities and Shareholders' Equity
Customer deposits	$41	$40
Short-term borrowings	3	3
Long-term debt	56	59
Other liabilities	38	32
Total liabilities	138	134

Shareholders' Equity	19	19
Total liabilities and shareholders' equity	$157	$153

 (Preliminary)

American Express Company
Financial Summary

(Millions)

	Quarters Ended March 31,		Percentage
	2013	2012	Inc/(Dec)

Total revenues net of interest expense
U.S. Card Services	$4,082	$3,884	5%
International Card Services	1,317	1,299	1
Global Commercial Services	1,163	1,157	1
Global Network & Merchant Services	1,303	1,248	4
	7,865	7,588	4
Corporate & Other	16	(1)	#

CONSOLIDATED TOTAL REVENUES NET OF INTEREST EXPENSE	$7,881	$7,587	4

Pretax income (loss)
U.S. Card Services	$1,270	$1,180	8
International Card Services	193	196	(2)
Global Commercial Services	283	244	16
Global Network & Merchant Services	582	539	8
	2,328	2,159	8
Corporate & Other	(419)	(386)	9

PRETAX INCOME	$1,909	$1,773	8

Net income (loss)
U.S. Card Services	$804	$752	7
International Card Services	178	197	(10)
Global Commercial Services	191	177	8
Global Network & Merchant Services	373	357	4
	1,546	1,483	4
Corporate & Other	(266)	(227)	17

NET INCOME	$1,280	$1,256	2

# - Denotes a variance of more than 100%.

(Preliminary)

American Express Company
Financial Summary (continued)

	Quarters Ended March 31,		Percentage
	2013	2012	Inc/(Dec)
EARNINGS PER COMMON SHARE

BASIC
Net income attributable to common shareholders	$1.15	$1.07	7%

Average common shares outstanding (millions)	1,099	1,160	(5	) %

DILUTED
Net income attributable to common shareholders	$1.15	$1.07	7%

Average common shares outstanding (millions)	1,106	1,166	(5	) %

Cash dividends declared per common share	$0.20	$0.20	-%

Selected Statistical Information

	Quarters Ended March 31,		Percentage
	2013	2012	Inc/(Dec)

Return on average equity (A)	23.2%	27.1%
Return on average common equity (A)	23.0%	26.8%
Return on average tangible common equity (A)	29.3%	35.0%
Common shares outstanding (millions)	1,098	1,166	(6)%
Book value per common share	$17.56	$17.08	3%
Shareholders' equity (billions)	$19.3	$19.9	(3)%

(A) Refer to Appendix I for components of return on average equity, return on average common equity and return on average tangible common equity, a non-GAAP measure.

(Preliminary)

American Express Company
Components of Return on Average Equity (ROE), Return on Average Common Equity (ROCE),
and Return on Average Tangible Common Equity (ROTCE)
Appendix I

(Millions)

	For the Twelve Months Ended
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012

ROE

Net income	$4,506	$4,482	$5,037	$5,022	$5,014
Average shareholders' equity	$19,426	$19,425	$19,145	$18,887	$18,525
Return on average equity (A)	23.2%	23.1%	26.3%	26.6%	27.1%

Reconciliation of ROCE and ROTCE

Net income	$4,506	$4,482	$5,037	$5,022	$5,014
Earnings allocated to participating share awards and other	46	49	56	57	58
Net income attributable to common shareholders	$4,460	$4,433	$4,981	$4,965	$4,956

Average shareholders' equity	$19,426	$19,425	$19,145	$18,887	$18,525
Average common shareholders' equity	$19,426	$19,425	$19,145	$18,887	$18,525
Average goodwill and other intangibles	4,181	4,232	4,272	4,330	4,380
Average tangible common shareholders' equity	$15,245	$15,193	$14,873	$14,557	$14,145
Return on average common equity (A)	23.0%	22.8%	26.0%	26.3%	26.8%
Return on average tangible common equity (B)	29.3%	29.2%	33.5%	34.1%	35.0%

(A) Return on average equity and return on average common equity are calculated by dividing one year period net income/net income attributable to common shareholders by one year average total shareholders’ equity/average common shareholders' equity, respectively.

(B) Return on average tangible common equity, a non-GAAP measure, is computed in the same manner as return on average common equity except the computation of average tangible common shareholders' equity, a non-GAAP measure, excludes from average total shareholders' equity, average goodwill and other intangibles. The Company believes that return on average tangible common equity is a useful measure of the profitability of its business.